Exhibit 22

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of MatlinPatterson FA Acquisition LLC, MatlinPatterson LLC, MatlinPatterson PE Holdings LLC, MP II Preferred Partners L.P., MP Preferred Partners GP LLC, David J. Matlin and Mark R. Patterson, on behalf of each of them a statement on Schedule 13D (including amendments thereto) with respect to shares of common stock, par value $0.01 per share, of Gleacher & Company, Inc. and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 2nd day of May 2013.

MATLINPATTERSON FA ACQUISITION LLC

/s/ Robert H. Weiss
Name:	Robert H. Weiss
Title:	Vice President

MP PREFERRED PARTNERS GP LLC

/s/ Robert H. Weiss
Name:	Robert H. Weiss
Title:	General Counsel

MATLINPATTERSON LLC

s/ Mark R. Patterson
Name:	Mark R. Patterson
Title:	Member

MATLINPATTERSON PE HOLDINGS LLC

/s/ Robert H. Weiss
Name:	Robert H. Weiss
Title:	General Counsel

MP II PREFERRED PARTNERS L.P.

By:	MP Preferred Partners GP LLC, its general partner

/s/ Robert H. Weiss
Name:	Robert H. Weiss
Title:	General Counsel

DAVID J. MATLIN

/s/ David J. Matlin
Name:	David J. Matlin

MARK R. PATTERSON

/s/ Mark R. Patterson
Name:	Mark R. Patterson